Exhibit 10.4.2.2

                       AMENDMENT 1 TO CONSULTING AGREEMENT


This Amendment 1 is entered into effective as of January 22, 2000, for the purpose of amending the terms of a Consulting Agreement dated January 4, 2000, between PAUL R. JOHNSON ("Johnson") and J&J BUSINESS MANAGEMENT, INC. ("Consultant"), and Addendum A thereto dated January 18, 2000 (the "Consulting Agreement"). The Consulting Agreement is hereby amended as follows:

1. The services to be provided by Consultant to eTravel pursuant to paragraph 1 of the Consulting Agreement are hereby expanded to include all of the services listed on the attached Schedule A.

2. The consulting fees to be paid to Consultant shall be negotiated between eTravel and Consultant from time to time based upon the services requested of Consultant hereunder. All consulting fees, including reimbursement of any expenses incurred by Consultant in connection with its services, shall be billed to eTravel on a monthly basis and shall be payable by eTravel within 15 days of billing. At the option of eTravel, the consulting fees may be paid (i) in cash, (ii) by issuance to the principal of Consultant of free trading common stock of eTravel, at an agreed value per share of 30% less than the closing price for such stock as of the day prior to issuance, or (iii) by issuance to consultant of restricted stock of eTravel, at an agreed value per share of 50% less than the closing price for eTravel's free trading stock as of the day prior to issuance. If eTravel elects to pay the consulting fees in free trading stock, eTravel will also grant to Consultant options for the purchase of an equal number of share of eTravel restricted common stock at an exercise price of 50% less than the closing price for eTravel's free trading stock as of the day prior to the grant of the option.

3.          The term of the Consulting Agreement is extended through December
31, 2000.

4. Except as set forth herein, all terms and conditions of the Consulting Agreement remain unchanged and in full force and effect.

ETRAVELSERVE.COM, INC.                      J&J BUSINESS MANAGEMENT, INC.


By:  /s/ Paul R. Johnson                    By:  /s/ Caterina Johnson
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         Paul R. Johnson, President                  Caterina Johnson, President